                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 15, 1999



                       JONES INTERNATIONAL NETWORKS, LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                    333-62077                 84-1470911
       --------                    ---------                 ----------
(State of Organization)       (Commission File No.)         (IRS Employer
                                                          Identification No.)

                                  P.O. Box 3309

                9697 E. Mineral Avenue, Englewood, CO 80155-3309
                ------------------------------------------------
              (Address of principal executive office and Zip Code)

        Registrant's telephone number, including area code (303) 792-3111


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Item 5.  OTHER EVENTS.

         On June 15, 1999, Jones International Networks, Ltd. (the "Company") entered into an agreement with Broadcast Electronics, Inc., a Rhode Island corporation, and its sole shareholder BEI Holding Corporation, a Delaware corporation (collectively, "BEI"), whereby the Company agreed to purchase BEI's radio programming business conducted through is Broadcast Programming Division ("BP"), which includes, but is not limited to, the following programs: Delilah-Registered Trademark-, Neon Nights-Registered Trademark-with Lia Knight and BP's TotalRadio-SM- music format services.

         BP serves approximately one thousand radio stations in the U.S. and abroad. Delilah is heard nightly via satellite from 7 PM to Midnight on nearly 200 Adult contemporary radio stations across North America. Neon Nights with Lia Knight, BP's seven to midnight Country show, reaches 60 markets. TotalRadio provides some 700 stations with a menu of services ranging from weekly new hit music to fully voicetracked "virtual" formats in all music categories and full-service consulting.

         The agreement is subject to certain closing conditions.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JONES INTERNATIONAL
                                            NETWORKS, LTD.


Dated:  June 22, 1999                       By:  /s/ Jay B. Lewis
                                               ------------------
                                                 Jay B. Lewis
                                                 Group Vice President/Finance




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